Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Enzymotec Ltd. of our report dated February 13, 2014 relating to the financial statements of Enzymotec Ltd., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
February 13, 2014	Kesselman & Kesselman
Certified Public Accountants (lsr.) A member firm of PricewaterhouseCoopers International Limited